MerueloMaddux Properties, Inc.
Supplemental Information

June 30, 2008

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Second Quarter 2008

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Second Quarter 2008

Corporate Information

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Second Quarter 2008

Company Background

MerueloMaddux Properties, Inc. (MMPI) is a self-managed, full-service real estate company that develops, redevelops and owns commercial and residential properties located in downtown Los Angeles and other densely populated urban areas in California that are undergoing demographic or economic changes.  We are an experienced real estate company in the Los Angeles market. We employ specialists in urban site identification, land planning, design development, architecture, construction oversight, real estate brokerage, financial underwriting, real estate law and property management. Our employees have close working relationships with local and national lending institutions, local government officials and community and labor leaders and are active in the real estate financial and brokerage community in Los Angeles. We have substantial experience in assembling numerous small land parcels and expediting land development approvals and in project design, construction and management.

We focus on properties that have alternate, more profitable uses achievable through major renovation, redevelopment or development. We are involved in a wide range of project types, including food industry, wholesale market, small tenant industrial and residential properties. These projects are predominantly located in a densely urban, multi-ethnic environment, involve numerous local entitlement, property assemblage and physical challenges and are opportunities frequently overlooked by mainstream institutional investors and developers. We believe we can earn higher risk-adjusted returns on the redevelopment of re-emerging urban markets than on initial development in emerging suburban markets.

We are committed to responsible property investing. Real estate development activity in California historically has been centered around the periphery of established population areas, which has resulted in suburban sprawl and exacerbated economic, social and transportation problems and provoked resistance from businesses, residents and governments. “Smart Growth” and “Transit Oriented Development” are emerging categories of development that feature urban infill projects that meet the demands of urban communities. The advantages of Smart Growth projects include utilizing or upgrading existing infrastructure instead of creating new infrastructure, as well as reducing automobile reliance by locating businesses, customers and employees closer to each other and to existing public transit systems. We pursue Smart Growth projects, Transit Oriented Development and similar projects that have both economic and social benefits.

Most of our projects are located in or around the downtown area of Los Angeles, and all of our projects are in Southern California. Downtown Los Angeles is commonly defined as an area of approximately 350 city blocks, or approximately 2,500 acres, ringed by the U.S. Highway 101/ Santa Ana Freeway on the north, the Los Angeles River on the east, U.S. Interstate 10/Santa Monica Freeway to the south and the State Highway 110/Pasadena Freeway to the west. With approximately 83 acres of land in downtown Los Angeles owned or controlled through executory purchase and sale agreements or options to purchase, we believe we are the largest non-government landowner in downtown Los Angeles.

We organized our company as a taxable corporation and own our assets through an operating partnership.

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Second Quarter 2008

We are a self-managed, full-service real estate company that develops, redevelops and owns commercial and residential properties located in downtown Los Angeles and other densely populated urban areas in California that are undergoing demographic or economic changes.

As of June 30, 2008, we had classified 26 of our projects as rental properties and 28 as development projects. Most of the projects are located in or around the downtown area of Los Angeles, and all of the projects are in Southern California.

This Supplemental Operating and Financial Data package supplements the information provided in our quarterly and annual reports filed with the Securities and Exchange Commission (SEC).

Legal Activities:
Prior to our initial public offering, a predecessor entity owned property that was subject to an eminent domain action by a public agency.  A partial payment was received, with the full property valuation to be determined by a later legal proceeding.  At the time of our initial public offering, a note receivable was contributed to us as part of our formation transactions.  The note receivable was contributed to us by affiliates of Richard Meruelo, our chairman and chief executive officer, and John Charles Maddux, our president and chief operating officer.  In accordance with a predetermined formula in the initial public offering documents, when the full property valuation was determined, the company would receive the remaining balance of the money due on such note and in return the affiliates of Messrs. Meruelo and Maddux would receive shares of stock, valued at the initial public offering price of $10.00 per share, equal to the remaining balance of such note.

Subsequent to the second quarter, the legal proceedings were concluded and the company received $14,214,230. We have issued a total of 1,421,423 shares of common stock to affiliates of Messrs. Meruelo and Maddux that we had a contingent obligation to issue based on amounts that were paid to our company by the obligor on the note receivable.

Development Activities:
Development activity in the second quarter was concentrated on the continued construction of our 214 unit luxury apartment tower at 717 W. Ninth Street.  Work is currently commencing on the thirty-first level of the thirty-five floor structure and the tower is anticipated to be topped out by fall 2008.  Lease up activities are anticipated to commence approximately one year after that date.

Leasing Activities:
We completed or renewed a total of 38 commercial and residential leases during the second quarter for a total of 94,861 square feet of leased space.  During the same period, commercial leases totaling 99,697 square feet expired. Of these new leases, 29 were completed with commercial tenants and 9 were with residential tenants.  The annualized cash rental growth during the quarter decreased by approximately $314,000 or 1.5%.  The annualized GAAP rental growth during the quarter decreased by approximately $228,000 or 1.1%.

The largest new commercial lease was with J Brand Inc., who renewed their lease at our 1211 E. Washington property and expanded their space to a total of 28,000 square feet.  Darlow Smithson Productions leased 15,500 square feet at our 230 W. Avenue 26th property and Judie Fashion moved from 12,000 square feet in 1211 E. Washington (which was then occupied by J Brand Inc.) to other space in the building totaling 10,749 square feet. The remaining leases were for smaller sized space predominantly for produce and food distribution related tenants.

Union Lofts currently has 19 out of 92 units leased with gross rental rates of $2.88 per rentable square foot per month and $2.66 per rentable square foot per month net of concessions.  Leasing activity has slowed temporarily due to a nearby condo project going rental and delays in completing the rooftop skyline lounge and gym amenity deck at the Union Lofts.  A nearby residential project referred, to as “The Chapman”, which was originally planned as condos, opened in May of 2008 as a rental project and added 169 units of discounted rental supply one block away from the Union Lofts.  We have chosen not to compete by reducing our asking rates.  The rooftop skyline lounge and gym is a material amenity feature of the Union Lofts.  This integral amenity feature is now complete and we intend on having a formal “Grand Opening” to elevate the project’s visibility within the downtown community.

Financing Activities:
In response to the turbulent credit markets we have adjusted our financing strategy in several ways.  First, we are working to reduce the number and loan amounts of loans secured by unimproved land.  Secondly, when possible we are extending the loan terms of existing and new loans to one year and beyond.

At the end of the first quarter, the company had five land loans maturing within one year with a total principal amount of $67.0 million. The maturity dates of those land loans ranged from 1 to 3.5 months after the end of the first quarter.  During the second quarter we began substituting two of the land loans with previously unencumbered income producing assets and negotiated one year term extensions on these loans.  Currently, the company has three land loans with a total principal amount of $47.5 million.  The maturity dates of the three land loan were extended by one year.  On a portfolio-wide basis, at the end of the first quarter a total of $201 million of loans were due within one year.  Currently, a total of nine loans totaling $114.3 million are due by June 30th, 2009.  Eight of these loans are secured by income producing property and one is secured by land.

During the second quarter the company closed two new loan transactions.  The first was an $8.8 million loan with a new lender secured by an office building on part of our Pomona Park property.  The second financing transaction involved of a related party interim financing of our Fedex project at 2000 San Fernando Road with an entity controlled by the parents of Richard Meruelo.  As part of this financing, we sold this project to the related party for approximately $28.4 million subject to a subsequent resale agreement.  We received approximately $15.0 million in net cash proceeds from this interim financing.  As part of this resale agreement, we will participate 100% in the subsequent sale proceeds in excess of the original sales price net of transaction costs plus an imputed 12.0% annual cost of carry to the related party when this property is subsequently resold.  The resale agreement expires on June 30, 2009.  Currently, the related party has an agreement in place to resell the project to a third party buyer whereby the third party buyer is obligated to acquire this property for $35.0 million on or before August 15, 2008 per the contract terms of the purchase and sale agreement.  When this resale closes on or before August 15, 2008, we expect to receive approximately $5.0 million of additional proceeds pursuant the resale agreement.

Subsequent to June 30, 2008, the company closed an $84.0 million construction loan for 717 W. Ninth Street and has received its first construction loan draw.  The loan has an interest-only rate of 12% and there is a 1.50% commitment fee.  The loan has an initial term of 18 months with a total of 5 extension options of 6 months each.

General Market Highlights:
In the industrial marketplace, downtown Los Angeles remains among the strongest real estate markets in the nation, with Grubb & Ellis reporting a second quarter vacancy rate of 1.2%.  However, there is general concern in the marketplace over the national state of the economy and many tenants are looking for shorter lease terms or are postponing space expansion plans.

Our residential development program focuses on the rental market.  Rental rates for one and two bedroom apartments comparable to our current and proposed residential projects have experienced rental growth rates well in excess of the inflation rate.  During the second quarter, the first, newly built high rise rental building in downtown Los Angeles was completed and began leasing.  Located approximately one block from our 717 W. Ninth Street property, it is the most directly comparable building to ours in the market.  The building has reported good leasing activity with lease rates for comparable units, on average, approximately $1,000 per month higher than our projected comparable lease rates at 717 W. Ninth Street.  According to USC’s Lusk Center for Real Estate, the current residential rental occupancy rate is estimated at 96%.  Downtown Los Angeles has seen a slowdown in condominium sales and several condominium buildings have converted temporarily to rentals, creating discounted rental market competition in some downtown sub-markets.

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Second Quarter 2008

Investor Information
Principal Corporate Office
MerueloMaddux Properties, Inc.
761 Terminal Street
Building One, 2nd Floor
Los Angeles, California 90021
Phone:      (213) 291-2800
Fax:           (213) 291-2830
www.meruelomaddux.com

Investor Relations	Transfer Agent and Registrar	Stock Market Listing

Ted McGonagle	American Stock Transfer & Trust Company	NASDAQ: MMPI
Chief Investment Officer	Phone: 800-937-5449
761 Terminal Street
Building One , 2nd Floor
Los Angeles, CA. 90021
Phone: (213) 291-2800
E-mail: tmcgonagle@meruelomaddux.com

Board of Directors and Executive Officers
Richard Meruelo	Chairman and Chief Executive Officer
John Charles Maddux	President, Chief Operating Officer and Director
Lynn Beckemeyer	Executive Vice President – Development and Director
Andrew Murray	Chief Financial Officer
Fred Skaggs	Chief Accounting Officer
Ted McGonagle	Chief Investment Officer
Todd Nielsen	General Counsel and Corporate Secretary
Miguel Enrique Echemendia	Chief Administrative Officer
John B. Hansen	Director
Philip S. Payne	Director
Richard Garcia Polanco	Director
Anthony A. Williams	Director

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Second Quarter 2008

Supplemental Financial Information

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Second Quarter 2008

Consolidated Balance Sheets
(in thousands)

	Jun. 30, 2008	Mar. 31, 2008	Dec. 31, 2007	Sep. 30, 2007	Jun. 30, 2007
	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
ASSETS
Cash and cash equivalents	$8,284	$12,347	$3,030	$11,175	$50,290
Restricted cash	9,288	7,299	7,104	7,432	1,215
Accounts receivable	2,123	2,152	2,610	2,256	1,943
Rental properties, net	284,593	305,149	306,096	305,260	299,124
Real estate held for development	488,281	469,278	461,789	437,646	396,149
Other assets, net	3,468	3,611	3,551	4,045	4,007
Total assets	$796,037	$799,836	$784,180	$767,814	$752,728

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$18,753	$19,465	$8,585	$4,905	$5,522
Accrued expenses and other liabilities	12,482	9,565	8,045	16,451	14,001
Notes payable secured by real state	308,522	316,570	307,394	294,594	277,957
Deferred gain	9,044	-	-	-	-
Deferred taxes, net	36,594	37,371	41,101	39,560	39,560
Total liabilities	385,395	382,971	365,125	355,510	337,040

Commitments and contingencies	–	–	–	–	–

Minority interests	1,042	1,360	–	–	–

Common stock	867	867	858	858	858
Additional paid in capital	445,263	444,760	444,280	443,292	442,606
Affiliate notes receivable	(14,214)	(14,214)	(14,214)	(22,614)	(22,614)
Retained earnings (deficit)	(22,316)	(15,908)	(11,869)	(9,232)	(5,162)
Total stockholders' equity (deficit)	409,600	415,505	419,055	412,304	415,688
Total liabilities and stockholders' equity	$796,037	$799,836	$784,180	$767,814	$752,728

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Second Quarter 2008

Consolidated and Combined Statements of Operations
(unaudited and in thousands except per share data)

	Three Months Ended Jun. 30, 2008	Three Months Ended Mar. 31, 2008	Three Months Ended Dec. 31, 2007	Three Months Ended Sep. 30, 2007	Three Months Ended Jun. 30, 2007
Revenues:
Rental income	$5,987	$5,754	$5,350	$5,761	$5,176
Management fees	69	73	72	68	73
Interest income	222	203	271	524	986
Other income	50	109	267	81	67
Total Revenues	6,328	6,139	5,960	6,434	6,302
Expenses:
Rental expense	3,524	3,431	2,919	3,715	3,319
Interest expense	2,242	2,319	2,518	2,519	2,466
Depreciation and amortization	1,490	1,508	1,582	1,217	1,787
Impairment loss on real estate assets	3,895	10,245	-	-	-
General and administrative	2,486	2,382	2,214	2,640	2,489
Total Expenses	13,637	19,885	9,233	10,091	10,061
Income (loss) from discontinued operations	94	441	636	(413)	140
Gain on sale of real estate	-	6,897	-	-	-
Loss before income taxes and minority interests	(7,215)	(6,408)	(2,637)	(4,070)	(3,619)
Minority interests	29	(1,360)	-	-	-
Loss before income taxes	(7,186)	(7,768)	(2,637)	(4,070)	(3,619)
Provision (benefit) for income taxes	(778)	(3,729)
Net loss	$(6,408)	$(4,039)	$(2,637)	$(4,070)	$(3,619)
Basic and diluted loss per share	(0.07)	(0.05)	(0.03)	(0.05)	(0.04)
Weighted average common shares outstanding - basic and diluted	86,422,172	85,746,786	85,478,164	85,478,164	85,478,164

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Second Quarter 2008

Capital Structure
(in thousands)
		Principal Balance
		June 30, 2008

Fixed Rate Mortgage Notes		$118,450
Variable Rate Mortgage Notes		190,072
Total Consolidated Debt		308,522

Equity (in thousands)

	Shares & Units Outstanding	Market Value (1)

Common Stock	86,685	$188,973

Operating Partnership Units	848	1,849

Total Common Equity	87,533	190,822

Total Market Capitalization		$499,344
             __________
       (1)  Value based on the NASDAQ closing price of $2.18 per share of common stock on June 30, 2008.

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Second Quarter 2008

Consolidated Debt
(in thousands)
Fixed Rate Mortgage Notes			Balance at
Project Name	Interest Rate	Maturity Date	June 30, 2008
Seventh Street Produce Market/Alameda Square	6.75%	November 30, 2008	$ 49,678
Meruelo Wall Street(1)	6.25%	July 5, 2008 (1)	20,513
Crown Commerce Center	7.48%	September 5, 2011	10,255
Seventh Street Produce Market/Alameda Square	8.00%	November 30, 2008	9,924
Washington Cold Storage	6.93%	April 13, 2016	9,630
2131 Humboldt Street	6.50%	January 1, 2011	7,000
420 Boyd Street	7.49%	June 15, 2012	5,950
1500 Griffith Avenue	7.00%	January 24, 2013	3,000
905 E. 8th Street	7.50%	January 15, 2009	1,950
500 Mateo Street	7.00%	March 1, 2016	550
Total Fixed Rate Mortgage Notes			$ 118,450

Variable Rate Mortgage Notes (2)
Union Lofts Mini Permanent Loan	1-Month LIBOR plus 1.65%	March 1, 2009	$ 28,108
South Park Towers(3)	Prime	July 14, 2008 (3)	25,000
Sky Arc(3)	Prime plus .75%	July 1, 2008 (3)	19,000
Southern California Institute of Architecture	Prime plus .25%	August 1, 2011	10,157
1800 E. Washington Blvd. (10)	Prime	October 1, 2017	9,100
Barstow Produce Center Construction Loan	Prime plus .75%	January 9, 2013	9,085
Pomona Park Village(4)	Prime plus 7.0%	June 26, 2011	8,800
1875 W. Mission Blvd.	6-Month LIBOR plus 6.25%	March 29, 2024	8,592
Ullman Tower One(5)	Prime	June 1, 2009	8,550
788 S. Alameda Street	Prime plus .50%	April 1, 2013	7,233
Center Village(6)	Prime plus 1.0%	October 1, 2008(6)	7,000
Ullman Tower Two(7)	Prime	August 1, 2008 (7)	6,397
Barstow Produce Center Construction Loan	Prime plus 1.0%	January 9, 2010	6,246
Washington Produce Market	Prime plus 0.5%	December 5, 2012	6,112
1919 Vineburn Avenue (8)	Prime plus 1.0%	July 1, 2009(8)	5,500
620 Gladys Avenue	Prime	October 1, 2008	5,377
Desmond Building (9)	Prime	May 1, 2009 (9)	5,340
801 E 7th Street (11)	Prime	September 1, 2008	4,400
Meruelo Farms	Prime	November 7, 2010	3,350
Santa Fe Plaza(10)	6-Month Treasury plus 1.70%	October 1, 2017	3,151
3rd & Omar	Prime plus .25%	August 15, 2010	2,584
2415 Washington Blvd.	Prime	November 15, 2008	990
Total Variable Rate Mortgage Notes			$ 190,072

GRAND TOTAL			$ 308,522
  __________
(1)	Lender has issued a letter of intent to extend this loan for an additional three year term.
(2)	At June 30, 2008, the Prime rate was 5.00%. The six-month LIBOR, the one-month LIBOR, and the 6-month US Treasury rates in effect at June 30, 2008 were 3.11%, 2.46% and 2.17%, respectively.
(3)	Lender extended these land loans for an additional one year term.
(4)	This is a new loan on an unoccupied office building on part of our Pomona Park Village property. The interest rate increases on the second and third anniversaries of this loan.
(5)	We refinanced this land loan for a one year term with a new lender for a lowered principal amount.
(6)	We have a one year extension option on this loan.
(7)	Lender extended this land loan for an additional one year term upon substitution of collateral.
(8)	Lender extended this loan for an additional one year term to July 1, 2009.
(9)	This loan represents a substitution of collateral and an additional one year term for a prior land loan on Olive Street Towers.
(10)	Effective May 1, 2008, the interest rate on these loans became variable.
(11)	This loan is secured by a project that is under contract for sale.

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Second Quarter 2008

Reconciliation of Net Loss to Earnings Before Interest, Taxes and Depreciation and Amortization (1)
(unaudited and in thousands)

	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended
	June 30, 2008	March 31, 2008	December 31, 2007	Sept 30, 2007	June 30, 2007
Reconciliation of net loss to earnings before interest,
taxes and depreciation and amortization (EBITDA):
Net Loss, including discontinued operations	$(6,408)	$(4,039)	$(2,637)	$(4,070)	$(3,619)
Add: Interest expense	2,398	2,456	2,674	2,667	2,620
Depreciation and amortization	1,607	1,693	1,763	1,557	1,821
Deferred income tax benefit	(778)	(3,729)	-	-	-
Minority interests	(29)	1,360	-	-	-
Impairment loss on real estate assets	3,895	10,245	-	-	-
EBITDA	$685	$7,986	$1,800	$154	$822

EBITDA	$685	$7,986	$1,800	$154	$822
Less: gain on sale of real estate	-	(6,897)	-	-	-
EBITDA before gain on sale of real estate	$685	$1,089	$1,800	$154	$822

  __________
(1)	For the definition and discussion of EBITDA, see page 15.

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Second Quarter 2008

After Tax Cash Flow (1)
(unaudited and in thousands)

	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended
	Jun. 30, 2008	Mar. 31, 2008	Dec. 31, 2007	Sep. 30, 2007	Jun. 30, 2007

Net Loss, including discontinued operations	$(6,408)	$(4,039)	$(2,637)	$(4,070)	$(3,619)
Deferred income tax benefit	(778)	(3,729)	–	–	–
Minority interests	(29)	1,360	–	–	–
Impairment loss on real estate assets	3,895	10,245	–	–	–
Depreciation and amortization	1,607	1,693	1,763	1,557	1,821
Amortization of loan costs	161	94	77	86	111
Non-cash compensation expense	503	413	464	432	449
Straight-line rent adjustments	(64)	(115)	(150)	(386)	43
ATCF	$(1,113)	$5,922	$(483)	$(2,381)	$(1,195)
  __________
(1)	For the definition and discussion of ATCF, see page 16.

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Second Quarter 2008

Management Statements on Forward Looking Statements, Estimates and Non-GAAP Supplemental Measures

Disclaimer:

We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements set forth in this supplemental information package to reflect new information, future events or otherwise.

Forward-Looking Statements:

This supplemental information package contains various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we include this statement for purposes of complying with these safe harbor provisions.

Forward-looking statements relate to estimates, expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us.

The majority of our projects are in various stages of development and redevelopment. The information concerning "Estimated Incidental Revenue per Year," "Estimated Square Feet," "Estimated Retail Square Feet," "Estimated Residential Square Feet, "Estimated # Units Developed," "Estimated Total Capitalized Costs" and  “Estimated Stabilized Net Operating Income” represents our current redevelopment plans and expectations for such projects. Such information is necessarily forward-looking information subject to change.

Our beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, the status and performance of our projects may vary materially from those expressed in our forward-looking statements. For example, the actual redevelopment plan, the actual commencement, completion and costs of construction and the actual stabilization may vary. We can provide no assurance that any proposed development or redevelopment will occur as described below or on a timeframe or at costs consistent with our estimates or generate the stabilized net operating income we anticipate.

You should carefully consider the risks and uncertainties before you make an investment decision with respect to our common stock, along with the following factors that could cause actual results to vary from our forward-looking statements:

•
the factors referenced in our Annual Report on Form 10-K for the year ended December 31, 2007 and our Quarterly Reports for the quarters ended March 31, 2008 and June 30, 2008, including those set forth under the sections captioned “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations;”

•	availability, terms and deployment of capital;

•	general volatility of the capital markets;

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Second Quarter 2008

Management Statements on Forward Looking Statements, Estimates and Non-GAAP Supplemental Measures

•	changes in our business and investment strategy;

•	availability of qualified personnel;

•	perception of the commercial and residential subsegments of the real estate industry;

•	changes in supply and demand dynamics within the commercial and residential subsegments of the real estate industry;

•	availability of purchasers of our projects;

•	change in costs associated with development or redevelopment and repositioning of projects;

•	changes in interest rates;

•	changes in applicable laws and regulations (including land use entitlement processes);

•	changes in political climates that may affect our proposed development and redevelopment projects;

•	state of the general economy and the greater Los Angeles economy in which our projects are located;

•	a taking of any of our rental properties or development projects by eminent domain; and

•	the degree and nature of our competition.

You should not place undue reliance on our forward-looking statements, which apply only as of the date of this supplemental information package.

Non-GAAP Supplemental Measures:

We believe that earnings before interest, income taxes, depreciation and amortization, or EBITDA, is a useful supplemental performance measure. Management uses EBITDA as an indicator of our ability to incur and service debt. We believe EBITDA is an appropriate supplemental measure for such purposes, because the amounts spent on interest are, by definition, available to pay interest, income tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up, and depreciation and amortization are non-cash charges. In addition, we believe EBITDA is frequently used by securities analysts, investors and other interested parties in the evaluation of real estate companies. However, because EBITDA is calculated before recurring cash charges including interest expense and income taxes, and is not adjusted for capital expenditures or other recurring cash requirements of our business, its utility as a measure of our liquidity is limited. Accordingly, EBITDA should not be considered an alternative to cash flows from operating activities (computed in accordance with GAAP) as a measure of our liquidity. EBITDA should not be considered as an alternative to net income as an indicator of our operating performance. Other companies may calculate EBITDA differently than we do; accordingly, our EBITDA may not be comparable to such other companies’ EBITDA. EBITDA is not a replacement for, and should be read in connection with, our financial statements filed in our Annual Report on Form 10-K and our Quarterly Reports for the quarters ended March 31, 2008 and June 30, 2008.

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Second Quarter 2008

Management Statements on Forward Looking Statements, Estimates and Non-GAAP Supplemental Measures

Non-GAAP Supplemental Measures (Continued):

We believe that after tax cash flow, or ATCF, is a useful supplemental performance measure. We define ATCF as net (loss) income excluding the following: i) deferred income tax expense; ii) non-cash charges for depreciation and amortization, iii) amortization of loan costs; iv) the adjustment to recognize rental revenue using the straight-line method; v) the adjustment to rental revenue to reflect the fair market value of rents and vi) non-cash charges for asset impairment. Management uses ATCF as an assessment of performance of our operations in period to period comparisons and for financial planning purposes. ATCF should not be used as a measure of our liquidity nor as a supplement to or substitute for cash flow from operating activities, which is computed in accordance with GAAP. ATCF should be considered only as supplement to net (loss) income as a measure of our performance.

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Second Quarter 2008

Portfolio Data

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Second Quarter 2008

Portfolio Overview – Rental Projects

					Leased % and In-Place Rents
Project	# of Projects	Los Angeles District	Type of Temporary Operations	Net Rentable Square Feet	% Leased	Total Annualized Rents (1)	Annualized Rent $/RSF (2)
Commercial Projects
788 S. Alameda	1	Wholesale Produce	N/A	33,984	78.1%	$ 1,012,800	$ 38.16
Washington Cold Storage	1	Wholesale Produce	N/A	59,000	100.0%	1,320,000	22.37
500 Mateo Street	1	Arts	N/A	12,938	100.0%	122,400	9.46
Meruelo Wall Street	1	Fashion	N/A	98,245	97.7%	2,053,764	21.39
Washington at Central	1	Southeast Industrial	N/A	5,479	25.6%	18,000	12.86
Southern California Institute of Architects	1	Arts	N/A	81,741	100.0%	1,212,000	14.83
Washington Produce Market	1	Wholesale Produce	N/A	31,876	73.3%	491,400	21.02
905 E. 8th Street	1	Electronics	N/A	32,000	50.5%	182,400	11.29
3rd and Omar Street	1	Little Tokyo	N/A	23,297	23.2%	97,740	18.06
1919 Vineburn Avenue	1	North Downtown Industrial	N/A	122,345	100.0%	506,520	4.14
1500 Griffith Avenue	1	Fashion	N/A	50,058	100.0%	440,823	8.81
4th Street Center	1	Arts	N/A	14,472	100.0%	314,824	21.75
Seventh Street Produce Market	1	Wholesale Produce	Wholesale produce market	122,120	61.8%	3,507,678	46.48
Alameda Square	1	Wholesale Produce	Commercial	1,463,696	61.0%	3,505,212	3.93
620 Gladys Avenue	1	Wholesale Seafood	Wholesale distribution	57,354	69.7%	431,242	10.79
1000 E. Cesar Chavez	1	North Downtown Industrial	Multi tenant commercial	50,373	16.8%	58,200	6.86
306 North Avenue 21 (3)	1	North Downtown Industrial	Multi tenant commercial and distribution (and cleared land)	84,472	58.8%	209,909	4.23
Crown Commerce Center	1	Southeast Industrial	Multi-tenant commercial	301,491	93.9%	1,846,847	6.53
420 Boyd Street	1	Little Tokyo	Office and retail	47,806	71.7%	423,329	12.35
1800 E. Washington Blvd.	1	South Downtown Industrial	Multi-tenant commercial	108,744	100.0%	561,000	5.16
230 W. Ave 26th	1	North Downtown Industrial	Multi tenant commercial	67,671	65.7%	325,007	7.31
5707 S. Alameda	1	South Downtown Industrial	Single tenant commercial	55,729	70.5%	142,903	3.64
1211 E. Washington Blvd.	1	South Downtown Industrial	Multi-tenant commercial	108,000	84.5%	387,972	4.25
Total Commercial Projects	23			3,032,891	71.8%	$ 19,201,184	$ 8.82

Residential Projects
American Apartments	1	Arts	N/A	13,550	87.1%	$ 273,421	$ 23.17
Southpark Tower - Phase 2 - J Restaurant	See Note (4)	Southpark	Restaurant and parking	11,829	100.0%	438,624	37.08
Center Village	1	Arts	Cold storage and commercial	176,628	100.0%	751,200	4.25
Pomona Park Village	1	Pomona, California	Commercial and office flex	242,042	0.0%	-	-
Total Residential Projects	3			444,049	45.1%	$ 1,463,245	$ 7.31

Total Rental Project Portfolio	26			3,476,940	68.4%	$ 20,664,428	$ 8.70
     __________
(1)	Annualized rent represents the annualized monthly contractual rent under existing leases as of June 30, 2008.
(2)	Annualized rent per rentable square foot represents annualized rent as computed above, divided by the total square footage under lease as of the same date.
(3)	This parcel is part of a larger project that will be redeveloped as part of the 2131 Humboldt Street project discussed in the "Development Pipeline."
(4)	This parcel is part of a larger project that will be redeveloped as part of the Southpark Tower project discussed in the "Development Pipeline."

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Second Quarter 2008

Development Pipeline

Project	# of Projects	Location	Type of Incidental Revenue Earned	Estimated Incidental Revenue per Year
Commercial Projects
801 E. 7th Street	1	Downtown Industrial District	Single-tenant distribution	$227,000
2131 Humboldt Street	See Note (1)	North Downtown Industrial District	Small tenant commercial	144,000
Pomona Retail (3)	1	Pomona, California	Small tenant commercial	102,000
Meruelo Baldwin Park	1	Baldwin Park, California	Small tenant commercial and residential	34,000
Barstow Produce Center	1	Barstow, California	Small tenant commercial	24,000
Santa Fe Plaza	1	Vernon, California	N/A	-
1828 Oak Street (5)	1	South Downtown Industrial District	N/A	-
3000 E. Washington Blvd. (2)	1	Wholesale Produce District	N/A	-
Gold's Gym & Public Storage (2)	1	Commerce, California	N/A	-
Camfield Retail Center	1	Commerce, California	N/A	-
American Fish (5)	1	Wholesale Produce District	N/A	-
Ceres Street Produce Center	1	Wholesale Produce District	N/A	-
Wall Street Market (6)	1	Fashion District	N/A	-
Overland Terminal (5)	1	Wholesale Produce District	N/A	-
Musica Latina Building	1	Center City West	N/A	-
Total Commercial Projects	14			$531,000

Residential Projects
Southpark Towers (4)	1	Southpark	Commercial parking lot	$402,000
Union Lofts	1	Southpark	Residential apartments	367,000
Ullman Tower One	1	Southpark	Commercial parking lot	360,000
Desmond Building	1	Southpark	Wholesale distribution	294,000
Olive Street Towers	1	Southpark	Commercial parking lot and garage	204,000
Ullman Tower Two	1	Southpark	Commercial parking lot	180,000
Sky Arc	1	Arts District	Student and faculty parking and intermittent filming	153,000
TransAmerica Lofts	1	Southpark	Commercial parking lot	84,000
717 W. 9th Street	1	Financial District	Signage	36,000
Chinatown Tower	1	Chinatown	N/A	-
Vignes Village	1	Chinatown	N/A	-
San Fernando Court	1	Sylmar, Los Angeles, California	N/A	-
Citrus Gardens	1	Covina, California	N/A	-
Covina Gardens	1	Covina, California	N/A	-
Total Residential Projects	14			$2,080,000
Total Development Pipeline	28			$2,611,000
 __________
(1)	Project is currently considered a portion of the 306 N. Avenue 21 project and is counted as a rental project.
(2)	Project is currently owned and under redevelopment by a third party in accordance with a build-to-suit contract with us. The final purchase price is based on construction costs.
(3)	This project will be developed as part of Pomona Park Village Phase I.
(4)
In connection with our purchase of the project, we have agreed to construct a parking structure that will contain at least 132 parking spaces for the benefit of an adjacent project not owned by us.  The seller has a right to repurchase the project at the price we paid if construction is not commenced by October 1, 2008.  Our redevelopment of this project includes plans for a parking structure that satisfies the contract.

(5)	We do not own this project, but have the option to purchase it from an unrelated third party.
(6)	Project is for sale by a third party owner.

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Second Quarter 2008
Rental Project Portfolio Leasing Activity
	Rental Project Portfolio
Reconciliation of Commercial Leased Square Feet	Square Feet	% Leased

Leased Square Feet as of March 31, 2008	2,507,411	69.7%
Project Sold: 2000 San Fernando Road	(119,381)	-100.0%
Revised Leased Square Feet as of March 31, 2008	2,388,030	68.7%
Expirations	(99,697)	-2.9%
New Leases	72,209	2.1%
Renewals (1)	16,000	0.5%
Lease Square Feet as of June 30, 2008	2,376,542	68.4%

Weighted Average Lease Term - New (in months)		3
     __________
(1)	Renewals exclude Month-to-Month Leases

	Revenue ($)	% Change

Cash Rent Growth
Annualized Lease Revenue as of June 30, 2008	$20,641,933
Annualized Lease Revenue as of March 31, 2008 (2)	20,956,214
Increase (Decrease)	$(314,281)	-1.5%

	Revenue ($)	% Change

GAAP Rent Growth (3)
Annualized Lease Revenue as of June 30, 2008	$20,790,412
Annualized Lease Revenue as of March 31, 2008 (2)	21,018,061
Increase (Decrease)	$(227,649)	-1.1%

    __________
(2)	For comparative purposes, the tenant at 2000 San Fernando Road was excluded from the prior quarter.
(3)	Represents estimated cash rent growth adjusted for straight-line rents in accordance with GAAP.

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Second Quarter 2008

Acquisition and Disposition Activity
(dollars in thousands)
Project Acquisitions	Location	Type	Existing Project(s)	Date Acquired / Sold	Building Square Feet	Total Price
First Quarter 2008
Development Projects
9901 Alameda		Development	N/A	3/31/2008	N/A	$ 24,400
Total Development Projects					N/A	24,400
Total Acquisitions during the Quarter Ended March 31, 2008					N/A	$ 24,400

Project Dispositions
Development Projects
9901 Alameda		Development	N/A	3/31/2008	N/A	$ 31,200
Total Development Projects					N/A	31,200
Total Dispositions during the Quarter Ended March 31, 2008					N/A	$ 31,200

Second Quarter 2008
No Acquisition Activity

Project Dispositions
Rental Projects
2000 San Fernando Road (1)		Rental	N/A	5/28/2008	119,381	$ 28,730
Total Rental Projects					119,381	28,730
Total Dispositions during the Quarter Ended June 30, 2008					119,381	$ 28,730

       __________
1) We have the option to repurchase and resell the project at a higher sales price.

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Second Quarter 2008

Commercial Project Stabilization
(dollars in thousands)
				Future Development and Stabilization Plans
	Project	Los Angeles District/Location	Project Status	Estimated Square Feet	Estimated Total Capitalized Costs(4)	Estimated Stabilized Net Operating Income
1	500 Mateo Street	Arts	Stabilized	12,938	$ 2,224	$ 80
2	Meruelo Wall Street	Fashion	Stabilized	98,245	30,212	1,770
3	S CA Institute of Architects	Arts	Stabilized	81,741	15,370	1,200
4	1919 Vineburn Avenue	N. Downtown Industrial	Stabilized	122,345	7,787	390
5	1500 Griffith Avenue	Fashion	Stabilized	50,058	11,340	270
6	4th Street Center	Arts	Stabilized	14,472	7,127	220
7	1800 E Washington Blvd	S. Downtown Industrial	Stabilized	108,744	11,786	400
8	Washington Cold Storage	Wholesale Produce	Stabilized	59,000	11,764	1,080
9	420 Boyd Street	Little Tokyo	Lease up	47,806	8,396	440
10	Crown Commerce Center	Southeast Industrial	Lease up	301,491	11,903	1,410
11	1000 E Cesar Chavez	N. Downtown Industrial	Lease up	50,373	6,235	180
12	Washington at Central	Southeast Industrial	Lease up	5,479	50	60
13	788 S Alameda	Wholesale Produce	Lease up	33,984	8,897	760
14	Washington Produce Market	Wholesale Produce	Lease up	31,876	9,728	250
15	905 E 8th Street	Electronics	Lease up	32,000	4,961	220
16	Santa Fe Plaza	Vernon, California	Lease up	15,000	6,542	450
17	Barstow Produce Center	Barstow, California	Lease up	261,750	23,082	1,300
18	3rd and Omar Street	Little Tokyo	Lease up	23,297	4,750	270
19	5707 S Alameda	S. Downtown Industrial	Lease up	55,729	4,676	110
20	620 Gladys Avenue	Wholesale Seafood	Lease up	91,893	13,422	230
21	3000 E Washington Blvd (1)(5)	Wholesale Produce	N/A	-	7,132	-
22	Gold's Gym & Public Storage (1)	Commerce, California	Purchase	74,000	16,354	1,600
23	Seventh Street Produce Market	Wholesale Produce	Renovate	150,280	23,619	2,150
24	1211 E Washington Blvd	S. Downtown Industrial	Renovate	108,000	7,328	435
25	230 W Ave 26th	N. Downtown Industrial	Renovate	67,971	6,859	310
26	Alameda Square	Wholesale Produce	Renovate	1,463,696	32,338	9,250
27	2131 Humboldt Street	N. Downtown Industrial	Predevelopment	197,922	69,615	3,200
28	Meruelo Baldwin Park	Baldwin Park, California	Predevelopment	107,150	37,195	2,270
29	1828 Oak Street (2)	S. Downtown Industrial	Purchase/resell	-	1,277	-
30	Overland Terminal (2)	Wholesale Produce	Purchase/resell	417,191	19,338	1,650
31	Wall Street Market (3)	Fashion District	Purchase/resell	-	3,396	-
32	American Fish (2)	Wholesale Produce	Purchase/resell	29,213	6,800	-
33	Ceres Street Produce Center	Wholesale Produce	Held for sale	-	2,261	-
34	Musica Latina Building	Center City West	Held for sale	-	1,309	-
35	Camfield Retail Center	Commerce, California	Held for sale	-	5,711	-
36	801 E 7th Street	Downtown Industrial	Held for sale	126,550	7,597	560
	Total Commercial Projects			4,240,194	$ 448,381	$ 32,515

(1)	Costs to complete include the cost of the building per the build to suit contract.
(2)	Costs to complete stabilization include the cost to purchase the project per the option to purchase agreement.
(3)	No current project development in place at the moment.
(4)
Total capitalized cost includes all capitalized costs incurred to June 30, 2008 and projected to be incurred to develop the respective project, determined in accordance with GAAP, including land and building acquisition costs, renovation costs, construction costs, real estate taxes, capitalized interest, loan fees, permits, professional fees, allocated development overhead and other regulatory fees less actual or estimated accumulated depreciation.

(5)	We have decided not to pursue the purchase of this project.

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Second Quarter 2008

Residential Project Development
(dollars in thousands)

	Project	Los Angeles District/Location	Project Status	Estimated Retail Square Feet	Estimated Residential Square Feet	Estimated # Units Developed	Estimated Total Capitalized Costs (2)	Estimated Stabilized Net Operating Income
1	American Apartments	Arts	Stabilized	4,700	8,850	48	$1,329	$188
2	Union Lofts	Historical Core	Lease up	11,000	81,409	92	45,903	2,028
3	717 W 9th Street	Southpark	Under construction	6,800	252,092	214	157,000	9,000
4	Citrus Gardens	Covina, California	Predevelopment	-	75,348	52	21,300	N/A
5	Covina Gardens	Covina, California	Predevelopment	-	71,856	72	18,600	N/A
6	1150 S Grand Avenue	Southpark	Predevelopment	17,500	373,252	374	214,000	N/A
	1230 S Olive Street	Southpark	Predevelopment	20,000	427,572	436	226,600	N/A
	1100 S Olive Street	Southpark	Predevelopment	13,500	254,240	280	132,800	N/A
7	San Fernando Court (1)	Sylmar, California	Predevelopment	17,400	250,458	247	78,000	N/A
8	1050 S Hope Street (1)	Southpark	Predevelopment	13,500	143,464	158	98,600	N/A
9&10	336 W 11th Street (3)	Southpark	Predevelopment	13,500	192,496	212	113,200	N/A
11	SkyArc Phase I	Arts	Predevelopment	15,000	176,172	212	97,200	N/A
	SkyArc Phase II	Arts	Predevelopment	-	176,172	212	95,700	N/A
	SkyArc Phase III	Arts	Predevelopment	-	176,172	211	96,800	N/A
12	Ullman Tower One	Southpark	Predevelopment	30,000	319,464	348	197,900	N/A
13	Ullman Tower Two	Historical Core	Predevelopment	6,500	211,820	238	123,900	N/A
14	Chinatown Tower Phase I	Chinatown	Predevelopment	15,000	189,912	246	96,200	N/A
	Chinatown Tower Phase II	Chinatown	Predevelopment	15,000	189,912	246	96,100	N/A
	Chinatown Tower Phase III	Chinatown	Predevelopment	15,000	189,912	246	96,100	N/A
	Chinatown Tower Phase IV	Chinatown	Predevelopment	15,000	189,912	246	96,100	N/A
	Chinatown Tower Phase V	Chinatown	Predevelopment	15,000	189,912	246	96,100	N/A
15	Center Village Phase I	Arts	Predevelopment	15,000	182,816	232	105,100	N/A
	Center Village Phase II	Arts	Predevelopment	15,000	182,816	232	104,800	N/A
16	Vignes Village Phase I	Chinatown	Predevelopment	15,000	192,864	224	99,600	N/A
	Vignes Village Phase II	Chinatown	Predevelopment	15,000	192,864	224	99,200	N/A
	Vignes Village Phase III	Chinatown	Predevelopment	15,000	192,864	224	99,200	N/A
	Vignes Village Phase IV	Chinatown	Predevelopment	15,000	192,864	224	99,100	N/A
17&18	Pomona Park Village Phase I (4)	Pomona, California	Held for sale/lease	155,000	272,400	300	122,400	N/A
	Pomona Park Village Phase II (4)	Pomona, California	Held for sale/lease	-	272,400	300	75,700	N/A
	Pomona Park Village Phase III (4)	Pomona, California	Held for sale/lease	-	272,400	300	77,400	N/A
	Pomona Park Village Phase IV (4)	Pomona, California	Held for sale/lease	-	272,400	300	79,000	N/A
	Pomona Park Village Phase V (4)	Pomona, California	Held for sale/lease	-	272,400	300	80,800	N/A
	Total Residential Development			489,400	6,639,485	7,496	$3,241,732	$11,216
(1)	Retail square footage includes 8,400 square feet of office space.
(2)
Total capitalized cost includes all capitalized costs incurred to June 30, 2008 and projected to be incurred to develop the respective project, determined in accordance with GAAP, including land and building acquisition costs, renovation costs, construction costs, real estate taxes, capitalized interest, loan fees, permits, professional fees, allocated development overhead and other regulatory fees less actual or estimated accumulated depreciation.

(3)
This site is currently composed of a rental property and a development project. We lease the rental property to the J-Restaurant and generate approximately $420 yearly in net operating income. The development site is currently being used as a parking lot.

(4)
This site is currently composed of a rental property and a development project. The rental property has a building with approximately 254,042 square feet. During the next few years, as we perform predevelopment work but before actual site construction begin, we expect to lease this space and achieve a stabilized net operating income of approximately $1,160 yearly.

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Second Quarter 2008

Pictures of Recent Development

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Second Quarter 2008

Union Lofts Development

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Second Quarter 2008

Residential Construction Update